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                                                                Exhibit 23.4

                [AMERICAN APPRAISAL ASSOCIATES INC. LETTERHEAD]


                              CONSENT OF APPRAISER

We hereby consent to the references made to us and/or our appraisal by Anchor Glass Container Corporation under the captions(s) "Prospectus Summary," "Risk Factors - Security for the Notes," "Business - Competitive Strengths," "Business - Facilities," "Description of the Notes - Security" and "Experts" in the Prospectus constituting a part of this Registration Statement on Form S-4. In addition we consent to the filing of our summarization letter referred to therein as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                       AMERICAN APPRAISAL ASSOCIATES, INC.


                                       By /s/ Ronald M. Goergen
                                          ---------------------------------
                                          Ronald M. Goergen
                                          President

Milwaukee, Wisconsin
July 15, 1997